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SHELLS SEAFOOD RESTAURANTS, INC.
REPORTS SECOND QUARTER 2008 RESULTS

TAMPA, FL, August 11, 2008 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported financial results for its second quarter ended June 29, 2008.

Key metrics -
Second quarter of 2008 compared to the second quarter of 2007:
•	Revenues decreased 22.0% to $9.0 million.
•	Comparable restaurant sales decreased 18.1%.
•	Net loss of $667,000, compared to net loss of $1,152,000. Excluding non-recurring items, net loss of $807,000, compared to $628,000.
•	Net loss per share of $0.03, compared to net loss per share of $0.06. Excluding non-recurring items, net loss per share of $0.03, compared to net loss per share of $0.03.

First 26-weeks of 2008 compared to the first 26-weeks of 2007:
•	Revenues decreased 21.1% to $19.6 million.
•	Comparable restaurant sales decreased 16.8%.
•	Net loss of $548,000, compared to a net loss of $1,117,000. Excluding non-recurring items, net loss of $545,000, compared to a net loss of $639,000.
•	Net loss per share of $0.02, compared to a net loss per share of $0.06. Excluding non-recurring items, net loss per share of $0.02, compared to a net loss per share of $0.03.

Marc Bernstein, CEO, commented, “We have been greatly challenged by declining guest traffic and increasing external cost pressures.” Bernstein added, “We have worked diligently during the second quarter to further reduce both the operating and administrative cost structure of Shells. Our efforts were also heavily focused on implementing the most dramatic menu overhaul in the history of Shells. Our new menu, which we introduced in early July, included both a roll back of prices as well as a broadening of offerings. The menu has been designed to greatly improve our price positioning in light of the current difficult economic environment. We believe our menu price proposition and broadened offerings have created a compelling value statement to our guests.” Bernstein additionally stated, “On August 1st, we introduced and opened our first Rock Beach Grill, which was through the conversion of an existing Shells restaurant located in Pembroke Pines, Florida. We are very excited about the prospects of this new brand.”

Operating Results

Revenues for the second quarter of 2008 decreased 22.0% to $9.0 million from $11.5 million in the second quarter of 2007, primarily as a result of an 18.1% decrease in same store sales and dispositions of two underperforming restaurants in 2007. As of the end of the second quarter of 2008, the Company had 23 restaurants in operation, compared to 24 restaurants at the end of the second quarter of 2007.

Restaurant operating costs, consisting of food and beverage costs, labor, other operating costs, depreciation expense and provision for impairment of assets, were $8.9 million, or 99.7% of sales, in the second quarter of 2008, compared to $11.7 million, or 102.2% of sales, in the second quarter of 2007. Excluding the non-recurring insurance premium refunds of $105,000 in the second quarter of 2008 and a provision for impairment of assets of $610,000 in the second quarter of 2007, restaurant operating costs were $9.0 million, or 100.9% of sales, in the second quarter of 2008, compared to $11.1 million, or 96.8% of sales, in the second quarter of 2007. The 4.1% increase in restaurant operating costs, adjusted for non-recurring items, as a percentage of sales was mostly a result of a loss of operating leverage as reflected by the reduction in sales volume.

General and administrative expenses were $641,000, or 7.2% of revenues, in the second quarter of 2008 compared to $917,000, or 8.0% of revenues, in the second quarter of 2007. Excluding a non-recurring severance expense adjustment of $35,000 in 2008, general and administrative expenses were $676,000, or 7.6% of revenues, in the second quarter of 2008. The favorable variance in dollars and as a percentage of revenues primarily reflected a general reduction in overhead expenditures.

Loss from operations for the second quarter of 2008 was $548,000, compared to a loss of $1,110,000 in the second quarter of 2007. Excluding non-recurring items as summarized in the financial tables below, the loss from operations for the second quarter of 2008 was $688,000, compared to a loss of $500,000 in the second quarter of 2007. Loss from operations for the first 26-weeks of 2008 was $272,000, compared to a loss of $973,000 for the comparable period in 2007. Excluding non-recurring items as summarized in the financial tables below, the loss from operations was $269,000 for the first 26-weeks of 2008, compared to a loss of $324,000 in the comparable period of 2007.

The net loss for the second quarter of 2008 was $667,000, or $0.03 per share, based upon 23.9 million common shares outstanding, compared to a net loss in the second quarter of 2007 of $1,152,000, or $0.06 per share, based upon 20.1 million shares outstanding. As adjusted for non-recurring items as summarized in the financial tables below, the net loss for the second quarter of 2008 was $807,000, or $0.03 per share, compared to a net loss in the second quarter of 2007 of $628,000, or $0.03 per share.

The net loss for the first 26-weeks of 2008 was $548,000, or $0.02 per share, based upon 23.7 million common shares outstanding, compared to a net loss in the first 26-weeks of 2007 of $1,117,000, or $0.06 per share, based upon 18.9 million diluted shares outstanding. As adjusted for non-recurring items as summarized in the ensuing financial tables, the net loss for the first 26-weeks of 2008 was $545,000, or $0.02 per share, compared to a net loss in the first 26-weeks of 2007 of $639,000, or $0.03 per share.

About the Company

The Company manages and operates 22 full-service, neighborhood seafood restaurants in Florida under the name “Shells.” Additionally, the Company is the 70% owner of and manages a full-service restaurant named “Rock Beach Grill” in Pembroke Pines, Florida. The Company’s restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sautéed, grilled, blackened and fried. The Company’s restaurants also offer a wide selection of pasta dishes, ribs, chicken, steaks, appetizers, salads, desserts, full bar service and sushi, in select locations.

Forward-Looking Statements

In addition to seasonal fluctuations, the Company’s quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food, labor costs and other operating expenses; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; international economic, cultural and political conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third-party financing to fund capital or operating activities, if required; changes in personnel, including senior management; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission (“SEC”) contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements on a regular basis. An investment in the Company involves various risks, including those mentioned above and those that are detailed from time-to-time in the Company’s SEC filings.

SHELLS SEAFOOD RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	(Unaudited)
	Thirteen Week Period Ended
	June 29, 2008		July 1, 2007
	Amount	Percent	Amount	Percent

Revenues
Restaurant sales	$8,882	99.2%	$11,428	99.5%
Management fees	25	0.3%	53	0.5%
International fees	44	0.5%	0	0.0%
Total Revenues	$8,951	100.0%	$11,481	100.0%

Costs and expenses:
Cost of sales (1)	2,882	32.4%	3,724	32.6%
Labor and other related expenses (1)	3,013	33.9%	3,543	31.0%
Other restaurant operating expenses (1)	2,616	29.5%	3,343	29.3%
Depreciation and amortization (1)	347	3.9%	454	4.0%
Provision for impairment of assets (1)	-	0.0%	610	5.3%
Total restaurant operating costs (1)	8,858	99.7%	11,674	102.2%
Restaurant operating income (loss) (1)	93	1.0%	(193)	-1.7%

General and administrative expenses	641	7.2%	917	8.0%
Loss from operations	(548)	-6.1%	(1,110)	-9.7%

Interest expense, net	(76)	-0.8%	(75)	-0.7%
Other (expense) income	(19)	-0.1%	75	0.7%

Loss before elimination of minority partner interest	(643)	-7.2%	(1,110)	-9.7%
Elimination of minority partner interest	(24)	-0.3%	(42)	-0.4%
Net loss	$(667)	-7.5%	$(1,152)	-10.0%

Net loss per share of common stock:
Basic and Diluted	$(0.03)		$(0.06)

Average number of weighted common shares outstanding:
Basic and Diluted	23,887		20,052

(1) Percentage as a percent of restaurant sales

SHELLS SEAFOOD RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	(Unaudited)
	Twenty-Six Week Period Ended
	June 29, 2008		July 1, 2007
	Amount	Percent	Amount	Percent

Revenues
Restaurant sales	$19,504	99.3%	$24,824	99.6%
Management fees	56	0.3%	92	0.4%
International fees	87	0.4%	0	0.0%
Total Revenues	$19,647	100.0%	$24,916	100.0%

Costs and expenses:
Cost of sales (1)	6,102	31.3%	8,079	32.5%
Labor and other related expenses (1)	6,150	31.5%	7,434	29.9%
Other restaurant operating expenses (1)	5,369	27.5%	6,864	27.7%
Depreciation and amortization (1)	712	3.7%	960	3.9%
Provision for impairment of assets (1)	-	0.0%	610	2.5%
Total restaurant operating costs (1)	18,333	94.0%	23,947	96.5%
Restaurant operating income (1)	1,314	6.7%	969	3.9%

General and administrative expenses	1,586	8.1%	1,942	7.8%
Loss from operations	(272)	-1.4%	(973)	-3.9%

Interest expense, net	(153)	-0.8%	(141)	-0.6%
Other (expense) income	(25)	-0.1%	114	0.5%

Loss before elimination of minority partner interest	(450)	-2.3%	(1,000)	-4.0%
Elimination of minority partner interest	(98)	-0.5%	(117)	-0.5%
Net loss	$(548)	-2.8%	$(1,117)	-4.5%

Net loss per share of common stock:
Basic and Diluted	$(0.02)		$(0.06)

Average number of weighted common shares outstanding:
Basic and Diluted	23,713		18,947

(1) Percentage as a percent of restaurant sales

SHELLS SEAFOOD RESTAURANTS, INC.
(Dollars in thousands, except per share data)
(Unaudited)

	June 29,	July 1,
	2008	2007
Number of restaurants at end of period:
Company-owned restaurants (1)	20	21
Licensed restaurants	3	3
Total	23	24

Balance sheet data:
Cash	$642	$630
Working capital (deficiency)	(4,657)	(5,342)
Total assets	10,675	13,007
Long-term debt	590	1,426
Stockholders' equity	(7)	3,480

(1) Includes one joint venture restaurant in which the Company has a 51% equity interest.

	Thirteen Week Period Ended
NON-RECURRING ITEMS:	June 29, 2008	July 1, 2007

Net loss, as reported	$(667)	$(1,152)

Non-recurring income (expense):
Insurance premium refunds	105	-
Severance	35	-
Provision for impairment of assets	-	(610)
Non-recurring items affecting loss from operations	140	(610)

Gain on disposal of assets	-	86
Total non-recurring income (expense)	140	(524)

Net loss, excluding non-recurring items	(807)	(628)

Net loss per share:
As reported	$(0.03)	$(0.06)
Excluding non-recurring items	$(0.03)	$(0.03)

	Twenty-Six Week Period Ended
NON-RECURRING ITEMS:	June 29, 2008	July 1, 2007

Net loss, as reported	$(548)	$(1,117)

Non-recurring income (expense):
Insurance premium refunds	105	-
Severance	(108)	-
Lease renewal costs	-	(39)
Provision for impairment of assets	-	(610)
Non-recurring items affecting loss from operations	(3)	(649)

Legal settlement proceeds	-	85
Gain on disposal of assets	-	86
Total non-recurring expense	(3)	(478)

Net loss, excluding non-recurring items	(545)	(639)

Net loss per share:
As reported	$(0.02)	$(0.06)
Excluding non-recurring items	$(0.02)	$(0.03)